Exhibit 99.1

NEWS RELEASE 08-010	Contacts:	Jim Harp, CFO
Hornbeck Offshore Services
985-727-6802

For Immediate Release		Ken Dennard, Managing Partner
DRG&E / 713-529-6600

Hornbeck Offshore Reports No Vessel Damage or

Lost Revenue From Hurricane Gustav

Company business continuity plan successfully implemented

September 3, 2008 – Covington, LA – Hornbeck Offshore Services, Inc. (NYSE: HOS) announced today that, based on first reports from the field, it has experienced no damage to any of its vessels as a result of Hurricane Gustav, including those currently under construction in Gulf of Mexico (“GoM”) shipyards. The Company’s new generation offshore supply vessel fleet continues to operate at pre-storm levels of 100% utilization. The Company remains in position to assist its GoM customers as they begin to assess storm damage and commence their recovery and repair efforts.

Preliminary assessments indicate that no damage has occurred to the Company’s corporate headquarters in Covington, LA. The Company has not been able to assess conditions at its HOS Port facility located in Port Fourchon; however, preliminary reports are that the Port Fourchon area has sustained minor damage and the port authority will begin minimal operations in the next couple of days.

Todd M. Hornbeck, Chairman, President and CEO commented, “Hornbeck employees rose to the occasion and successfully implemented our business continuity plan to ensure uninterrupted operations of all essential business and communications systems. Our executive team mobilized to the Houston area this past weekend and promptly established daily communications with a multi-disciplinary shore-side management team of ‘first responders’ who were stationed in Dallas and Covington.”

103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and other select U.S. and international markets, and is a leading short-haul transporter of petroleum products through its coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S., the U.S. Gulf of Mexico, the Great Lakes and in Puerto Rico. Hornbeck Offshore currently owns a fleet of over 80 vessels primarily serving the energy industry.

Forward-Looking Statements

This press release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include the impact that Hurricane Gustav has had on the Company’s assets, employees, customers and business operations. Should one or more of the foregoing reasons materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and the Company’s business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as well as other filings the Company has made with the Securities and Exchange Commission which can be found on the Company’s website www.hornbeckoffshore.com.

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